Exhibit 10.45

SUBLEASE AGREEMENT

BETWEEN:	GENERAL ELECTRIC CAPITAL CANADA INC.
represented by: Katherine Lee, its President
(“Sub-Land lord”)

AND:	DNP GREEN TECHNOLOGY INC. represented by: Jean-François Huc, its President, pursuant to the attached resolution attached hereto as Schedule “D” (“Sub-Tenant”)

RE:	Premises located at: 1250 René-Lévesque Boulevard, Montreal, Quebec (hereinafter referred to as the “Building”)

The undersigned, DNP GREEN TECHNOLOGY (hereinafter referred to as “Sub-Tenant”) hereby offers to sublease from GENERAL ELECTRIC CAPITAL CANADA INC. (hereinafter referred to as “Sub-Landlord”), subject to the approval of TWELVE-FIFTY, COMPANY LIMITED (hereinafter referred to as the “Head Landlord”), certain space located in the Building bearing the civic number 1250 Rene-Levesque West, suite 4110, in the City of Montreal, province of Quebec (hereinafter referred to as the “Subleased Premises”), the whole subject to the following terms and condition as are hereinafter referred to as the “Sublease Agreement”, which includes the head lease executed between the Sub-Landlord and the Head Landlord as well as the schedules initialled by the parties and annexed hereto as part of the said Sublease Agreement.

1.	SUBLEASED PREMISES

The proposed Subleased Premises shall hove a total gross leasable area of approximately THREE THOUSAND, FOUR HUNDRED AND FIFTY-FOUR square feet (3,454 sq. ft.), including the Sub-Tenant’s proportionate shore of common areas and service areas, the whole as shown in Schedule “A” annexed hereto.

2.	HEAD LEASE

The Sub-Tenant acknowledges having read the agreement of Lease between Head Landlord and Sub-Landlord executed on March 13,2008 (hereinafter referred to as the “Head Lease”), copy of which is attached hereto as Schedule “B”.

3.	TERM

The term shall be for a period of THREE (3) years and TEN (10) months, commencing on August 1, 2009 and ending on May 31, 2013, (hereinafter referred as to the “Term”).

4.	USE OF THE SUBLEASED PREMISES

Subject to the Head Lease, the Subleased Premises shall be used as general offices for the operations of the Sub-Tenant and all its related companies and/or its managed companies and for no other purposes.

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5.	ANNUAL NET NET RENT

For the duration of the Term, the Sub-Tenant undertakes to pay directly to the Sub-Landlord as Annual Net Net Rent the sum of FIFTY THOUSAND AND EIGHTY-THREE DOLLARS IS 50,083.00 ), plus applicable taxes. Said sum is payable in equal consecutive monthly installments of FOUR THOUSAND, ONE HUNDRED AND SEVENTY-THREE DOLLARS AND FIFTY-EIGHT CENTS ($ 4,173.58), in advance in lawful money of Canada, on the first day of each month, without demand, deduction or compensation, representing FOURTEEN DOLLARS AND FIFTY CENTS ($14.50) net net per square foot per annum.

6.	ADDITIONAL RENT

In Addition to the Annual Net Net Rent mentioned in Section A, the Sub-Tenant shall pay the Additional Rent, hereinafter defined. The Sub-Tenant acknowledges and agrees that it is intended that the Sublease Agreement be a completely net net lease to the Sub-Landlord and, except as expressly set out herein or in the Head Lease, the Sub-Landlord shall not be responsible during the Term of the Sublease Agreement for any costs, charges, expenses and outlays or any nature whatsoever arising form or relating to the Subleased Premises, or the use and occupancy thereof, or the contents thereof, or the business carried on therein, and the Sub-Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Subleased Premises, as expressly set out herein or in the Head Lease.

The Real Estate Taxes, Operating Expenses and utilities described below are hereinafter referred to as the “Additional Rent”.

(a)	the Sub-Tenant shall pay to the Sub-Landlord oil municipal, school and local taxes, general and special, as well as other similar taxes, reclamations, levies and assessments imposed upon the Building, including the business and water taxes allocable to the Subleased Premises hereinafter referred to as the “Real Estate Taxes”);

(b)	the Sub-Tenant shall pay to the Sub-Landlord alls costs and expenses incurred by the Sub-Landlord in connection with the operation, maintenance, repair and replacement, management, administration, insurance, heating, air-conditioning, ventilation, electricity and daily cleaning of the Subleased Premises and the Building {hereinafter referred to as the “Operating Expenses”).

For estimation purposes, Sub-Landlord estimates that the Additional Rent of the Building for 2009 will be approximately TWENTY-TWO DOLLARS AND SEVENTY-TWO CENTS (522.721. The Additional Rent will be paid, along with the Annual Net Net Rent in advance in lawful money of Canada, on the first day of each month, without demand, deduction or compensation whatsoever.

The Additional Rent will be subject to a yearly adjustment by the Head Landlord as expressly set out in the Head Lease. Applicable taxes (i.e. GST & PST) have to be added to the Annual Net Net Rent and Additional Rent and are payable by the Sub-Tenant.

(c)	Utilities and other services

(i)	Electricity - The Sub-Tenant shall pay for the cost of electricity and other utilities consumed for its own needs within the Subleased Premises as expressly set out in the Head Lease, which cost is included in the Operating Expenses;

(ii)	Heating and air-conditioning -The Subleased Premises shall be heated and air-conditioned by the Head Landlord as expressly set out in the Head Lease, which cost is included in the Operating Expenses;

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(iii)	Cleaning - The Head Landlord shall provide daily cleaning service to the Subleased Premises as expressly set out in the Head Lease, which cost is included in the Operating Expenses;

(iv)	Access to Building - Subject to the Head Lease, Sub-Tenant shall have access to the Building twenty-four (2A) hours a day, seven (7) days a week.

7.	SIGNAGE

For the Term, the Sub-Landlord hereby transfers to the Sub-Tenant, subject to the approval of the Head Landlord, its rights to install signage in accordance with the Head Lease. The Sub-Landlord shall pay for the costs involved in removing its company name in all areas where Sub-Landlord’s corporate name is identified. However, installation, maintenance and removal of Sub-Tenant’s identification on the main entrance door of the Subleased Premises shall be the responsibility and be at the sole expense of the Sub-Tenant. In addition, the Sub-Tenant shall abide by all relevant terms and conditions of the Head Lease.

8.	NOTICES

(i)	in the case of a notice to the Sub-Tenant:

DNP GREEN TECHNOLOGY INC.

1250 René-Lévesque W., suite 4110

Montreal, Quebec H3B 4W8

Attention:	Jean-François Huc, President
Telecopier:	514 844-5836

(ii)	in the case of a notice to the Sub-Landlord:

GENERAL ELECTRIC CAPITAL CANADA INC.

c/o GE CANADA REAL ESTATE EQUITY HOLDING COMPANY

8250 Decarie, suite 300

Montreal, Quebec H4P2PS

Attention:	Regional Director-Quebec
Telecopier:	(514)734-0220

(iii)	in the case of a notice to the Head Landlord:

TWELVE-FIFTY, COMPANY LIMITED

1250 René-Lévesque West, 4th floor

Montreal, Quebec H3B 4W8

Attention:	Director, Real Estate Management
Telecopier:

7.1	During any interruption of postal services or during any impending interruption of said services, any notice shall be delivered by hand or by messenger with proof of receipt.

7.2	Any party may change its address by notifying the other parties in writing.

7.3	In the event a notice is transmitted by telecopier, the sender shall immediately transmit the original to the other party by registered mail messenger or hand delivery, failing which the copy sent and received by telecopier shall be deemed to be the original.

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9.	SUBLEASE AND ASSIGNMENT

Provided that the Sub-Tenant is not in default of the Sublease Agreement, the Sub-Tenant shall have the right to sublet the Subleased Premises, or any part thereof, or to assign the Sublease Agreement by obtaining the prior written consent of the Sub-Landlord and Head Landlord, which consent in the case of Sub-Landlord shall not be unreasonably withheld. Sub-Tenant shall in each instance comply with ail relevant provisions of the Head Lease and the Sub-Tenant shall remain, without benefit of division or discussion, solidarily responsible for the payment and performance of the rental, covenants and ail other obligations incumbent upon the Sub-Tenant under the Sublease Agreement and Head Lease.

10.	SECURITY DEPOSIT

Upon signature of the present, the Sub-Tenant shall remit to the Sub-Landlord the sum of THIRTY-SIX THOUSAND, TWO HUNDRED AND SEVENTY-SEVEN DOLLARS AND FORTY-TWO CENTS ($ 36, 277.42 ), of which TWELVE THOUSAND, NINETY-TWO DOLLARS AND FORTY-SEVEN CENTS ($ 12,092.47 ) represents the prepaid Net Net Rent and the Additional Rent for the first (1st) month of the Term, including G.S.T. and Q.S.T., and of which TWENTY-FOUR THOUSAND, ONE HUNDRED AND EIGHTY-FOUR DOLLARS AND NINETY-FIVE CENTS IS ($ 24,184.95 ) represents the prepaid Net Net Rent and Additional Rent for the last two (2) months of the Term, which amounts are subject to adjustment.

11.	DEFAULT

The Sub-Tenant shall be in default hereunder if it fails to perform any of its obligations as provided for herein or pursuant to the Head Lease as assumed by the terms and conditions hereof whereupon the Sub-Landlord may terminate this Sublease Agreement by simple notice to the Sub-Tenant after the Sub-Tenant has been provided with a five (5) day notice period to cure the default.

12.	SUB-LANDLORD’S COVENANTS

12.1	Subject to the due performance by the Sub-Tenant of its obligations herein, the Sub-Landlord covenants and agrees with the Sub-Tenant

(a)	to enforce against the Head Landlord for the benefit of the Sub-Tenant, the covenants and obligations of the Head Landlord under the Head Lease which materially affect the Subleased Premises;

(b)	perform ail of the obligations of the Sub-Landlord under this Sublease Agreement;

(c)	to forthwith deliver to the Sub-Tenant any and all notices with respect to the Subleased Premises received from the Head Landlord.

12.2	The Sub-Landlord represents and warrants to the Sub-Tenant that the Head Lease is in good standing and that the Sub-Landlord shall pay all amounts payable to Head Landlord thereunder, throughout the balance of the term of the Head Lease, as provided for in the present Sublease Agreement.

13.	SPECIAL PROVISIONS

13.1	Condition of the Subleased Premises

The Sub-Tenant acknowledges that no promises, declarations nor any undertakings from the Sub-Landlord exist regarding any modifications, changes or additions to the Subleased Premises or the installation of any kind of equipment, and that it takes possession of the Subleased Premises on an “AS IS” state and condition, save and except for the burned or defective lighting, which shall be replaced by the Sub-Landlord, at its cost;

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13.2	Early Occupancy

Notwithstanding the commencement of the Term, the Sub-Tenant shall have the occupancy of the Subleased Premises on July 15, 2009 (hereinafter referred to as “Occupancy Date”), and from this date, oil the terms and conditions contained in the Sublease Agreement and Head Lease shall take effect, save and except those provisions relating to the Sub-Tenant’s obligations to pay the Net Net Rent and the Additional Rent.

Notwithstanding the foregoing, the Sub-Tenant shall not, under any circumstances, have the occupancy of the Subleased Premises prior to the execution by the Sub-Tenant of the Sublease Agreement and submitting to the Sub-Landlord a copy of its insurance policy as required herein.

13.3	Insurance

Sub-Tenant to subscribe during the Term of this Sublease Agreement, the insurance requirements as set out in the Head Lease and provide a copy to Sub-Landlord.

13.4	Security cards of the Building

Sub-Tenant shall make its own arrangements with Head Landlord for security access cards, and shall be responsible for all costs associated therewith.

13.5	Furniture

It is understood and agreed between the parties, that the Sub-Tenant will use the furniture presently in the Subleased Premises, with the exception of the conference room chairs (which are excluded), (hereinafter referred as to the “Furniture”), List of furniture and photos of the Furniture are annexed hereto as Schedule “C”. The Furniture shall be used by the Sub-Tenant and shall remain in the Subleased Premises at the end of the Term. The Furniture will at all times during the Term remain the property of the Sub-Landlord.

No cost or rent shall be charged to the Sub-Tenant for the use of the Furniture. However, the Sub-Tenant shall be responsible for purchasing insurance and for maintaining the Furniture in good conditions, subject to reasonable wear and tear, throughout the Term.

Notwithstanding anything to the contrary in this Section 13.5, and provided Sub-Tenant shall not be in default of any obligation contained in the Sublease Agreement or the Head Lease either upon the giving of notice (as hereinafter provided) or upon the expiry date, the Sub-Tenant shall have the right to purchase the Furniture for the sum of EIGHT THOUSAND DOLLARS (S8.000.00) plus all applicable taxes (hereinafter referred to as “Furniture Purchase Amount”). Sub-Tenant shall give written notice to Sub-Landlord of its election to purchase the Furniture, along with the Furniture Purchase Amount, not less than NINETY (90) days prior to the expiry date of the Sublease Agreement. Subject to Sub-Tenant delivering timely notice and not then being in default of any obligation contained in the Sublease Agreement, title to the Furniture shall transfer to Sub-Tenant upon the expiry date.

13.6	Sub-Tenant’s Alterations

Sub-Landlord shall allow the Sub-Tenant to make alterations to the Subleased Premises necessary to the Sub-Tenant’s mode of business at Sub-Tenant’s sole cost and responsibility, provided that the Sub-Tenant receives the Sub-Landlord’s and Head

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Landlord prior written approval for said alterations, (said approval not to be unreasonably withheld in the case of Sub-Landlord) and that the Sub-Tenant complies with the proper section of the Head Lease.

The Sub-Tenant shall submit plans showing the leasehold improvement and finishes to Sub-Landlord for approval. The Sub-Tenant shall obtain both the Sub-Landlord’s and Head Landlord written approval and all required municipal and provincial permits prior to commencing any construction within the Subleased Premises.

The Sub-Tenant shall be responsible for a) all costs relating to its approved work, b) any restoration obligations imposed by Head Landlord, and c) surrendering the Subleased Premises upon the expiry date, in the condition required by the Head Lease. Notwithstanding, the Sub-Tenant shall only be obliged to restore the Subleased Premises to the conditions at the time of taking possession and it shall not be obliged to restore the alterations or leasehold improvements previously made by the Sub-Landlord.

13.7	Parking

As of and from the Occupancy Date, and until the Sublease Agreement expiry, the Sub-Landlord transfers to the Sub-Tenant its rights to use the parking spaces allowed to the Sub-Landlord, the whole as set forth in the Head Lease. Sub-Tenant shall be responsible for all costs in connection with parking spaces.

13.8	Commission

The parties hereby both represent and warrant to each other that the sole broker involved in the negotiations of the present transaction is CUSHMAN WAKEFIELD LePAGE INC., hereby represented by Luc Bourdeau (hereinafter referred to as the “Broker”). Therefore, the Sub-Landlord binds itself to pay a brokerage commission only to and as per separate agreement between the Sub-Landlord and the Broker.

14.	PROTECTION OF INFORMATION

The Sub-Tenant specifically authorizes the Sub-Landlord to collect (and to establish a file, if the Sub-Landlord so wishes) any information on the Sub-Tenant including on its solvency which may be relevant or necessary for the execution of the present. To this end, any person, including personal information agents (credit bureaux), banks, sub-contractors and supplier having such information are, by these presents, authorized to give such information to the Sub-Landlord prior to or during the Term.

15.	GOVERNING LAWS AND FORUM

These presents and the Head Lease shall be interpreted and applied according to the laws of the Province of Quebec and any litigation in relation with the interpretation or application of the Sublease Agreement shall be exclusively decided by the courts of the judicial district of Montreal.

16.	LANGUAGE

The parties hereto acknowledge and confirm having requested that the Sublease Agreement and all notices and communications contemplated hereby be drafted in the English language.

Les parties aux présentes reconnaissent et confirment qu’elles ont exigé que le présent document ainsi que tous avis et communications qui y sont prévus soient rédigés en anglais.

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Signed in the City of Montreal.

This 20 day of July 2009

DNP GREEN TECHNOLOGY INC.

/s/ Thomas Desbiens	Per:	/s/ Jean-François Huc
Thomas Desbiens		Jean-François Huc, President
Witness

/s/ Thomas Desbiens	Per:	/s/ Mike Hartman
Thomas Desbiens		Mike Hartman, Vice-President Finance
Witness		Sub-Tenant

Signed in the City of Toronto.

This 22 day of July 2009

GENERAL ELECTRIC CAPITAL CANADA

/s/ Stephane Basere	Per:	/s/ Katherine Lee
Witness		Katherine Lee, President
Sub-Landlord

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SCHEDULE “A”

PLAN OF THE SUBLEASED PREMISES

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SCHEDULE “B”

HEAD LEASE

LEASE OF OFFICE SPACE

DATE: March 13, 2008

BETWEEN:

SOCIÉTÉ EN COMMANDITE DOUZE-CINQUANTE/

TWELVE-FIFTY, COMPANY LIMITED

(“Landlord”)

AND:

GENERAL ELECTRIC CAPITAL CANADA

(“Tenant”)

PREMISES: 1250 René-Lévesque Blvd West, Montreal, Quebec

LANDLORD AND TENANT, In consideration of the covenants herein contained, hereby agree as follows:

ARTICLE 1.00 DEFINITIONS

1.01 Definitions

In this Lease:

(a)	“Annual Rent” means in respect of the following period(s), the following annual amount(s), monthly investment(s) and annual rates calculated on the basis of the Square Feet in the Premises.

Period	Annual Rent	Monthly Installment	Rate per square foot
June 1, 2008 to May 31, 2013	$59,080.00	$5,756.67	$20.00

For greater certainty the calculations of Annual Rent contemplated are subject to final measurement of the Premises in accordance with Article 2.00 of Schedule “B” attached hereto.

(b)	“Architect” means such firm of professional architects or engineers that Landlord may from time to time engage for the preparation of construction drawings for the Building or for general supervision of architectural and engineering aspects of it, and includes any consultant or consultants that Landlord or the firm of professional architects or engineers Landlord engages, appoints, as long as the consultant or consultants act within the scope of their appointment and specialty.

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SCHEDULE “C”

LIST & PHOTOS OF FURNITURE IN SUBLEASED PREMISES

•	1 Sharp Aquos Special Edition Television

•	9 standard telephones (Meridien Nortel)

•	1 Meridien Nortel reception phone

•	1 Polycom conference phone

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SCHEDULE “D”

SUB-TENANT RESOLUTION

Excerpt of the minutes of a meeting of the directors of DNP GREEN TECHNOLOGY INC. (the “Company”) held this 20 day of July 2009.

IT IS RESOLVED THAT:

The Company enter into a Sublease Agreement (the “Sublease”) with GENERAL ELECTRIC CAPITAL CANADA, for the premises located in 1250 René Lévesque blvd. west, 41st floor, Montreal (QC), the whole in accordance with a Sublease which has been submitted to the meeting and that Jean-François Huc, its President, be authorized to sign the Sublease on behalf of the Company.

I, THE UNDERSIGNED, CERTIFY that the foregoing is a true copy of a resolution adopted at a meeting of the directors of the Company duly called and held this 20 day of July 2009.

This 20 day of July 2009.

/s/ Thomas Desbiens
Thomas Desbiens
Secretary

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LANDLORD’S CONSENT

July 13, 2009

TO:	GENERAL ELECTRIC CAPITAL CANADA

-and-

DNP GREEN TECHNOLOGY, INC.

Dear Sirs:

The undersigned (the “Landlord”) consents to the sublease (“Sublease”) by General Electric Capital Canada {the “Sublandlord”) to DNP Green Technology, Inc. (the “Subtenant”), commencing as of the 1st day of August, 2009 and terminating on the 31s( day of May, 2013 (the “Term of the Sublease”) of those certain subleased premises (the “Subleased Premises”) comprising a rentable area deemed for all intents and purposes to be three thousand four hundred and fifty-four (3,454) square feet, located on the 41s1 floor of the building bearing civic address 1250 René-Lévesque Blvd. West, Montreal, Quebec (the “Building”), being the premises leased by the Sublandlord from the Landlord in virtue of the Agreement of Lease dated March 13, 2008, as amended by Addendum #1 thereto dated November 13,2008 (collectively the “Head Lease”), which consent is granted and shall remain effective strictly under and subject to the fulfilment by the Sublandlord and the Subtenant of the following terms and conditions:

1.	The Subtenant acknowledges having received a copy of the Head Lease and declares itself to be familiar with each and every one of its provisions. Notwithstanding any contrary provision contained herein, the Subtenant guarantees to the Landlord and binds and obliges itself solidarily with the Sublandlord in favour of the Landlord (i) for the due and prompt performance of all of the obligations of the Sublandlord under or in virtue of the Head Lease whose performance will be required during the Term of the Sublease and (ii) for all of the consequences flowing from any default to perform such obligations. It is understood that the Subtenant shall not be responsible for the payment of any amounts by which the aggregate of the annual rental, contributions to Real Estate Taxes and Operating Expenses and electricity charges due by the Sublandlord from time to time under the Head Lease exceeds the aggregate of the annual rental, contributions to Real Estate Taxes and Operating Expenses and electricity charges payable by the Subtenant under the Sublease.

The Subtenant renounces to the benefits of division and discussion and makes of all of the obligations for which it is liable as aforesaid its personal affair, the whole as if the Subtenant were the tenant of the Premises under the Head Lease.

2.	The Sublandlord and the Subtenant acknowledge and agree:

(a)	that, except as otherwise expressly provided in this consent, as between themselves, on the one hand, and the Landlord, on the other hand, the Sublease is and will at all times be deemed to have been concluded under the same terms and conditions as are contained in the Head Lease so that the Subtenant is and shall remain obligated towards the Landlord in the same manner as is the Sublandlord obligated towards the Landlord in virtue of the Head Lease; and

(b)	that the present consent does not in any way constitute a release of the Sublandlord from its obligations under or in virtue of the Head Lease and no provision of the present consent will be interpreted so as to exonerate the Sublandlord in any manner whatsoever from such obligations.

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3.	The Sublandlord and the Subtenant acknowledge and agree that the Sublease and any rights the Subtenant has or may have to occupy the Subleased Premises flow exclusively from and are entirely conditional upon the continued existence of the Head Lease and the Sublease, so that in the event the Head Lease or the Sublease expires or is repudiated, disavowed, disclaimed, cancelled, resiliated or otherwise terminated, for any reason or in any circumstances whatsoever, the Sublease and such rights of occupancy may be terminated at any time, at the option of the Landlord, upon not less than sixty (60) days prior written notice to the Subtenant. The Sublandlord and the Subtenant hereby irrevocably waive and disclaim the benefit of any agreement or provision of law to the contrary effect and undertake to indemnify and hold harmless the Landlord from all losses, damages, costs and expenses which the Landlord may incur should such acknowledgement and undertaking not be respected in any way or should such waiver and disclaimer not operate to the benefit of the Landlord in any way, the whole for any reason or in any circumstances whatsoever.

4.	Notwithstanding any agreement between the Sublandlord and the Subtenant to the contrary, it is acknowledged and understood that, during the Term of the Sublease, by written notice from the Landlord to the Sublandlord in the event that the Sublandlord does not respect its obligations under the Head Lease or the Sublease, the Landlord may require that all rentals and additional rentals due and to become due by the Subtenant to the Sublandlord in virtue of the Sublease shall be paid directly to the Landlord on account of the rentals and additional rentals payable in virtue of the Head Lease.

5.	The Sublandlord and the Subtenant represent and warrant to the Landlord that the Head Lease and the Sublease are in good standing and that they shall remain so throughout the balance of the term of the Head Lease.

6.

The Subtenant will not have the right to assign the Sublease or to sub-sublease or otherwise lease the Subleased Premises or permit their use by another, in whole or in part, without the prior written consent of the Landlord[1] such subsequent assignment, sublease or use shall be governed by the provisions of the Head Lease. The Sublandlord and the Subtenant undertake and agree that the Sublease will not be published against the Land (as defined in the Head Lease) and the Building, under pain of nullity, at the Landlord’s option, of the Sublease and of this consent.

7.	In accordance with Section 14 of the offer to Sublease, the Landlord agrees that during the Term of the Sublease, the Subtenant shall be entitled to lease three (3) unreserved parking spaces in the indoor parking garage of the Building, the whole at the prevailing market rental rates for unreserved parking spaces from time to time in effect in the Building, plus applicable taxes. However, in the event the Subtenant reduces the number of such spaces at any time upon notice to the Landlord or the Sublandlord, as the case may be, it shall forfeit its right to such spaces.

8.	The Sublandlord undertakes to pay all costs and expenses incurred by the Landlord relating to the Sublease, including, without limitation, legal fees incurred in the negotiation, drafting and execution of this consent and any other agreements relating hereto (up to a maximum of $1,500.00), and undertakes and agrees to indemnify and hold harmless the Landlord from all such costs and expenses.

9.	All improvements, additions, alterations and repairs which the Sublandlord or (he Subtenant have carried out or may earn/ out in the Subleased Premises, by whomsoever effected, shall be deemed to have been made by the Sublandlord for its own account. All work contemplated in this paragraph 9 shall be governed by the provisions of the Head Lease.

[1]	which consent shall not be unreasonably withheld

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10.	The Sublandlord and the Subtenant acknowledge and agree that the Landlord has no obligation under and will in no way be bound by the provisions of any offer or other agreement which has intervened or which may intervene between the Sublandlord and the Subtenant relating to the Subleased Premises or the subject matter of this consent and this whether or not the Landlord has been or may be advised of or has or may have knowledge thereof.

11.	At the express request of the parties, this consent has been drafted in English. À la demande expresse des parties, ce consentement a été rédigé en anglais.

This consent will have no effect unless three (3) copies thereof have been duly signed by the Sublandlord and the Subtenant and delivered to the Landlord on or before the 24th day of July, 2009.

Yours truly,

SOCIÉTÉ EN COMMANDITE DOUZE-CINQUANTE/

TWELVE-FIFTY, COMPANY LIMITED, represented by

its manager (without personal liability), OPGI Management

GP Inc., as general partner of the OPGI Management

Limited Partnership

“Landlord”

Per:	/s/ Michael Stones	Per:	/s/ Renée Vézina
	Michael Stones		Renée Vézina

ACCEPTED AND AGREED on the 20 day of July, 2009

GENERAL ELECTRIC CAPITAL CANADA

AND ACQUISITIONS

“Sublandlord”

Per:	/s/ (illegible)	Per:

DPN GREEN TECHNOLOGY, INC.

“Subtenant”

Per:	/s/ Mike Hartmann	Per:	/s/ Jean-François Huc
	Mike Hartmann		Jean-François Huc

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